                                                                  Exhibit 11


                            TOTAL CONTAINMENT, INC.

               STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)



                                   Three months ended        Six months ended
                                        June 30,                June 30,
                                    1996        1995        1996        1995
                                   ------      ------      ------      ------
                                      (in thousands, except per share data)
Primary:
Average shares outstanding          4,642       4,642       4,642       4,642
1995 - Options were anti-dilutive
1996 - Net effect of dilutive
  stock options based on the
  treasury stock method using
  average market price                 24          --          12          --
                                   ------      ------      ------      ------
  Totals                            4,666       4,642       4,654       4,642
                                   ======      ======      ======      ======

  Net income (loss)                  $621     ($2,269)       $635     ($1,776)
                                   ======      ======      ======      ======

  Per share amount                  $0.13      ($0.49)      $0.14      ($0.38)
                                   ======      ======      ======      ======

Fully diluted:
Average shares outstanding          4,642       4,642       4,642       4,642
1995 - Options were anti-dilutive
1996 - Net effect of dilutive
  stock options based on the
  treasury stock method using
  the quarter-end market price
  which is greater than the
  quarter average market price         37          --          18          --
                                   ------      ------      ------      ------

  Totals                            4,679       4,642       4,660       4,642
                                   ======      ======      ======      ======

  Net income                         $621     ($2,269)       $635     ($1,776)
                                   ======      ======      ======      ======

  Per share amount                  $0.13      ($0.49)      $0.14      ($0.38)
                                   ======      ======      ======      ======
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